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                                                                   EXHIBIT 99.2

                     FORM OF NOTICE OF GUARANTEED DELIVERY

                           With Respect to Tender of
               Unregistered 8.75% Senior Secured Notes Due 2011

                                In Exchange For
                      8.75% Senior Secured Notes Due 2011

                                      of

                         Hanover Equipment Trust 2001B
              payable from lease obligations of and guaranteed by

                    Hanover Compression Limited Partnership
              which lease obligations and notes are guaranteed by

                          Hanover Compressor Company
                  Pursuant to the Prospectus dated    , 2002

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     ,
 2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.


                            The Exchange Agent is:

                             WILMINGTON TRUST FSB

By Registered or Certified Mail:      By Facsimile:       By Hand or Overnight Courier:
 Corporate Trust Reorg Services      (302) 636-4145      Corporate Trust Reorg Services
      Wilmington Trust FSB                                    Wilmington Trust FSB
        As Exchange Agent                                       As Exchange Agent
         Mail Drop 1615                                        Rodney Square North
          P.O. Box 8861           Confirm by Telephone:     1100 North Market Street
    Wilmington, DE 19899-8861                               Wilmington, DE 19890-1615
Re: Hanover Equipment Trust 2001B    (302) 636-6472     Re: Hanover Equipment Trust 2001B

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   As set forth in the prospectus (the "Prospectus") dated     , 2002 of
Hanover Equipment Trust 2001B, a special purpose Delaware business trust (the "Issuer"), Hanover Compression Limited Partnership, a Delaware limited partnership ("HCLP"), and Hanover Compressor Company, a Delaware corporation ("Hanover"), and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent thereto must be used to accept the Issuer's offer (the "Exchange Offer") to exchange any and all of the Issuer's outstanding unregistered 8.75% Senior Secured Notes due 2011 (the "Old Notes") for $250,000,000 principal amount of the Issuer's 8.75% Senior Secured Notes due 2011 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), which New Notes are payable from lease obligations of and guaranteed by HCLP, which lease obligations and New Notes are guaranteed by Hanover, if the Letter of Transmittal or any other documents required thereby cannot be delivered

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to the Exchange Agent, or the Old Notes cannot be delivered or if the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

   This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

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

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

   The undersigned hereby tenders to Hanover Equipment Trust 2001B upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Old Notes set forth in the Letter of Transmittal.

   The undersigned understands that tenders of Old Notes may be withdrawn if the Exchange Agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, prior to the Expiration Date, a facsimile transmission or letter setting forth the name of the holder, the aggregate principal amount of Old Notes the holder delivered for exchange, the certificate number(s) (if any) of the Old Notes and a statement that such holder is withdrawing his election to have such Old Notes or any portion thereof exchanged, which facsimile transmission or letter is signed in the same manner as the original signature on the Letter of Transmittal by which the Old Notes were tendered, including any signature guarantees, all in accordance with the procedures set forth in the Prospectus.

   All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death, incapacity, or dissolution of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

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                           PLEASE SIGN AND COMPLETE

 Certificate Numbers of
        Old Notes          Principal Amount of Old
     (if Available)            Notes Tendered
----------------------------------------------------
----------------------------------------------------
----------------------------------------------------
----------------------------------------------------

           Signature(s) of                   If Old Notes will be
           registered holder(s) or           tendered by
           Authorized Signatory: __          book-entry transfer,
                                             check below:
           ________________________
           ________________________          [_] The Depository Trust
                                             Company
           Date:___________________
           Name(s) of registered holders:__
                                             Depository Account No.___
           ________________________
           ________________________
           Address:________________
           ________________________
           ________________________
           Area Code and Telephone No.__


     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes exactly as their name(s) appear on certificate(s) for the Old Notes or, if tendered by a participant in one of the book-entry transfer facilities, exactly as such participant's name appears on a security position listing as the owner of the Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

 Name(s):


 Capacity:
 Address(es):




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

                                   GUARANTEE
                   (Not to be used for signature guarantee)

     The undersigned, a participant in a recognized Signature Guarantee Medallion Program, (i) represents that the above-named persons are deemed to own the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Old Notes complies with Rule 14e-4 and (iii) guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date (as defined in the Prospectus).
     The undersigned institution must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Old Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to the undersigned institution.

                                   SIGN HERE

  Name of Firm: _______________________________________________________________

  Authorized Signature: _______________________________________________________

  Name (please type or print): ________________________________________________

  Address: ____________________________________________________________________

  _____________________________________________________________________________

  _____________________________________________________________________________

  Area Code and Telephone No.: ________________________________________________

  Date: _______________________________________________________________________


DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE
     AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF
                                 TRANSMITTAL.

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

                                 INSTRUCTIONS

   1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus and Instruction 2 to the Letter of Transmittal. In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Issuer.

   2. Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures. If this Notice of Guaranteed Delivery is signed by the holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the holder(s) appear(s) on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

   3. Requests for Assistance or Additional Copies. Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.

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